SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2004
Date of Report (Date of Earliest Event Reported)

HARRIS INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 Corporate Woods, Rochester, New York	14623

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 272-8400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-10.1 Employment Agreement of Frank J. Connolly, Jr.
EX-10.2 Non-Qualified Stock Option Agreement of Frank J. Connolly, Jr.
EX-10.3 Amendment to Employment Agreement, Robert E. Knapp
EX-10.4 Amendment to Employment Agreement, Leonard R. Bayer
EX-10.5 Amendment to Employment Agreement, Gregory T. Novak
EX-99.1 Press Release Issued January 4, 2005

Section 1     -      Registrant’s Business and Operations

Item 1.01           Entry into a Material Definitive Agreement.

Employment Agreement with Frank J. Connolly, Jr.

Effective as of January 1, 2005, Harris Interactive Inc. (the “Company”) entered into an Employment Agreement with Frank J. Connolly, Jr. A copy of Mr. Connolly’s Employment Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. Pursuant to the terms of that agreement, Mr. Connolly will be employed by the Company as its Executive Vice President, Chief Financial Officer and Treasurer, commencing as of January 1, 2005 through and including June 30, 2006 (unless earlier terminated in accordance with the terms of that agreement). The term of Mr. Connolly’s Employment Agreement will be automatically renewed for successive additional one-year terms unless terminated by either party by written notice at least three months prior to the applicable renewal date. The material terms of Mr. Connolly’s Employment Agreement include:

•	a base salary of $315,000 per year, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time;

•	a one-time signing bonus of $67,500, payable on June 30, 2005; provided that if Mr. Connolly’s employment is terminated by the Company for “cause” or by Mr. Connolly without “good reason” on or before June 30, 2005, he will not be entitled to receive the signing bonus;

•	for fiscal years ending after June 30, 2005, an annual performance bonus set by the Compensation Committee of the Board of Directors, based upon performance standards established for executive officers of the Company relating to financial targets, with a target bonus for fiscal 2006 of at least $135,000;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus reimbursement of up to $10,000 in reasonable expenses incurred in the negotiation of his Employment Agreement and stock option agreements; and

•	a grant of stock options, effective as of January 3, 2005, to purchase 300,000 shares of the Company’s common stock at an exercise price of $7.94 per share, of which 65,000 options consist of incentive stock options granted under the Company’s Long-Term Incentive Plan, and 235,000 consist of non-qualified stock options granted pursuant to the Non-Qualified Stock Option Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, all of which options are subject to the following vesting provisions: 25% of such options vest on January 3, 2006, and the balance vest at a rate of 1/36 per month over the following 36 months (except that all unvested options will immediately vest upon the occurrence of a change in control, and the options will expire on January 3, 2015 (or earlier, upon the occurrence of certain events)).

The Company may terminate Mr. Connolly’s employment at any time. Upon any termination of Mr. Connolly’s employment by reason of his death or permanent disability, or by the Company for “cause” or by Mr. Connolly without “good reason”, each as defined in his Employment Agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned for the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year, based upon annualized completed results, but no such prorated amount if termination occurs during the first six months of such fiscal year). If the Company terminates Mr. Connolly’s employment other than as set forth in the preceding sentence or if Mr. Connolly terminates his employment for “good reason”, he will be entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs, based upon annualized completed results), continued payment of his salary through and including the first anniversary of his termination, and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the first anniversary of his termination. If Mr. Connolly’s employment is terminated because the Company decides not to renew his employment as of any June 30 as described above, he will be entitled to the payments and benefits described in the preceding sentence, but if Mr. Connolly’s employment is terminated because he decides not to renew his employment as of any June 30, he will only be entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs, based upon annualized completed results). If Mr. Connolly’s employment is terminated under certain circumstances during the 15-month period following a change of control, in addition to the payments and benefits described above, he will also receive reimbursement for six months of out-placement services and a payment to offset certain taxes, if any, imposed under Section 280G of the Internal Revenue Code.

Additionally, Mr. Connolly’s Employment Agreement contains certain customary non-competition, non-solicitation and confidentiality covenants.

There is no material relationship between the Company or its affiliates and Mr. Connolly, other than in respect of Mr. Connolly’s Employment Agreement.

Amendment to Employment Agreement with Robert E. Knapp

Effective as of January 1, 2005, the Company and Robert E. Knapp, Chief Executive Officer and Vice Chairman of the Company and a member of the Board of Directors of the Company, entered into an amendment to Mr. Knapp’s Employment Agreement dated as of December 31, 2003. Pursuant to the amendment, Mr. Knapp’s title will be changed from Vice Chairman to Chairman. Mr. Knapp will continue to serve as Chief Executive Officer of the Company.

A copy of the amendment to Mr. Knapp’s Employment Agreement is being filed as Exhibit 10.3 to this Current Report on Form 8-K. Mr. Knapp’s Employment Agreement, as in effect prior to this amendment, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 6, 2004.

As mentioned above, Mr. Knapp is currently employed as an executive officer of the Company and is a member of the Company’s Board of Directors. Other than those relationships, there is no material relationship between the Company or its affiliates and Mr. Knapp.

Amendment to Employment Agreement with Leonard R. Bayer

Effective as of January 24, 2005, the Company and Leonard R. Bayer, Executive Vice President and Chief Technology Officer of the Company and a member of the Board of Directors of the Company, entered into an amendment to Mr. Bayer’s Employment Agreement dated as of July 1, 2003, effecting the following changes:

•	reducing his base salary from $350,000 to $318,000 per year and decreasing his eligibility for performance bonuses by 14%;

•	eliminating his automobile allowance;

•	modifying the requirements of his Employment Agreement to provide that he shall be required to devote approximately sixty percent (60%) of the time spent prior to 2005 to the performance of his duties thereunder; and

•	modifying the non-compete payment he is entitled to receive upon a termination of his employment such that he will receive an aggregate of $600,000, payable in 24 monthly installments.

A copy of the amendment to Mr. Bayer’s Employment Agreement is being filed as Exhibit 10.4 to this Current Report on Form 8-K. Mr. Bayer’s Employment Agreement, as in effect prior to this amendment, was filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

As mentioned above, Mr. Bayer is currently employed as an executive officer of the Company and is a member of the Company’s Board of Directors. Other than those relationships, there is no material relationship between the Company or its affiliates and Mr. Bayer.

Amendment to Employment Agreement with Gregory T. Novak

Effective as of January 1, 2005, the Company and Gregory T. Novak entered into an amendment to Mr. Novak’s Employment Agreement dated as of April 1, 2004. Mr. Novak has been serving as the Company’s President and Chief Operating Officer. The amendment provides that if Mr. Novak’s employment is terminated under certain circumstances during the 12-month period following a change of control, in addition to the payments and benefits described above, he will also receive a payment to offset certain taxes, if any, imposed under Section 280G of the Internal Revenue Code.

A copy of the amendment to Mr. Novak’s Employment Agreement is being filed as Exhibit 10.5 to this Current Report on Form 8-K. Mr. Novak’s Employment Agreement, as in effect prior to this amendment, was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

As mentioned above, Mr. Novak is currently employed as an executive officer of the Company. Other than that employment relationship, there is no material relationship between the Company or its affiliates and Mr. Novak.

Section 5     -     Corporate Governance and Management

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 31, 2004, Dr. Gordon S. Black resigned as Executive Chairman of the Company in connection with his retirement upon expiration of his Employment Agreement with the Company, as amended as of July 1, 2003. Dr. Black will continue as a member of the Company’s Board of Directors.

Effective January 1, 2005, as reported under Item 1.01 of this Current Report on Form 8-K, the Board of Directors appointed Robert E. Knapp as Chairman of the Company. Mr. Knapp also will continue to serve in his current position as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. A brief description of the material terms of the amendment to Mr. Knapp's Employment Agreement is set forth under Item 1.01 above.

In addition, as reported under Item 1.01 of this Current Report on Form 8-K, effective January 1, 2005, Frank J. Connolly, Jr. will replace Bruce A. Newman as Chief Financial Officer and Treasurer of the Company. Mr. Newman will serve as Executive Vice President, Finance of the Company, and will continue in his role as Corporate Secretary. A brief description of the material terms of Mr. Connolly’s Employment Agreement is set forth under Item 1.01 above.

Mr. Connolly has served as Chief Financial Officer of Modem Media, Inc. since January 2001. From 1999 to January 2001, Mr. Connolly was the Chief Financial Officer of E-Sync Networks, Inc. (“E-Sync”), a provider of e-business infrastructure products and services. From 1996 to 1999, Mr. Connolly served as a Managing Director of DigaComm, LLC, a private equity firm. Prior to 1996, Mr. Connolly was the Senior Vice President, Finance and Chief Financial Officer of DM Holdings, Inc., a consumer marketing information company and parent of Donnelley Marketing, Inc. Mr. Connolly received a B.A. in Economics from the State University of New York at Stony Brook, and an M.B.A. in Finance from Cornell University.

Additionally, effective January 1, 2005, David B. Vaden, who had been serving as Senior Vice President, Corporate Development and Internet Services of the Company, became Executive Vice President and Chief Strategic Officer of the Company.

Section 7     -      Regulation FD

Item 7.01.           Regulation FD Disclosure.

On January 4, 2005, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9     -      Financial Statements and Exhibits

Item 9.01.           Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Frank J. Connolly, Jr., dated as of January 1, 2005

Exhibit 10.2	Non-Qualified Stock Option Agreement between the Company and Frank J. Connolly, Jr., dated as of January 3, 2005

Exhibit 10.3	Amendment to Employment Agreement between the Company and Robert E. Knapp, dated as of January 1, 2005

Exhibit 10.4	Amendment to Employment Agreement between the Company and Leonard R. Bayer, dated as of January 1, 2005

Exhibit 10.5	Amendment to Employment Agreement between the Company and Gregory T. Novak, dated as of January 1, 2005

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on January 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

	By:	/s/ Frank J. Connolly, Jr.
	Name:	Frank J. Connolly, Jr.
Dated: January 4, 2005	Title:	Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
Exhibit 10.1	Employment Agreement between the Company and Frank J. Connolly, Jr., dated as of January 1, 2005

Exhibit 10.2	Non-Qualified Stock Option Agreement between the Company and Frank J. Connolly, Jr., dated as of January 3, 2005

Exhibit 10.3	Amendment to Employment Agreement between the Company and Robert E. Knapp, dated as of January 1, 2005

Exhibit 10.4	Amendment to Employment Agreement between the Company and Leonard R. Bayer, dated as of January 1, 2005

Exhibit 10.5	Amendment to Employment Agreement between the Company and Gregory T. Novak dated as of January 1, 2005

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on January 4, 2005